UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2025
________________________________________________
Live Ventures Incorporated
(Exact name of Registrant as Specified in Its Charter)
________________________________________________

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, Nevada		89119
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (702) 997-5968
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LIVE	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 27, 2025, Live Ventures Incorporated (the “Company”) was saddened to learn of the passing of Richard D. Butler, Jr., a member of the Company’s Board of Directors (the “Board”).
Mr. Butler served on the Board for approximately 19 years, since 2006, and was a valued member of each of its standing committees. The Board and management extend their deepest condolences to his family and friends. The Company is grateful for his dedicated service and leadership.
On July 2, 2025, the Board elected Mr. Greg LeClaire, effective immediately, to serve as a director until the next annual meeting of stockholders or until his successor has been duly elected and qualified. The Board also appointed Mr. LeClaire to serve on each of the Company’s standing committees, effective immediately.
The Board has determined that Mr. LeClaire is an independent director under the NASDAQ listing rule 5605(a)(2) and meets the heightened independence standards for audit committee members under NASDAQ listing rule 5605(c)(2) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The Board has also determined that Mr. LeClaire qualifies as an “audit committee financial expert” as that term is defined by the applicable Securities and Exchange Commission regulations and that Mr. LeClaire is “financially literate” as that term is defined in the NASDAQ listing standards.
Consistent with other non-employee members of the Board, Mr. LeClaire will be eligible to receive cash compensation for his service on the Board as described in the Definitive Proxy Statement on Schedule 14A filed by the Company with the SEC on May 21, 2025.
Mr. LeClaire has served as an advisor to the Board and Audit Committee since November 2020. He also served as a director of the Company from May 2008 through January 2014 during which time he also served as Chair of the Audit Committee and a member of the Compensation Committee. Since November 2019, Mr. LeClaire has served as Chief Financial Officer of Muso, Inc., a global healthcare nonprofit company. From December 2020 to June 2025, he was a member of the board of directors and served on the finance committee of By the Bay Health, Inc. Prior to that, Mr. LeClaire served as Chief Financial Officer of other NASDAQ-listed and private companies. Mr. LeClaire has significant experience in the areas of finance and accounting, SEC reporting, Sarbanes-Oxley compliance and budgeting and financial management. He holds a M.S. in Management from Stanford University’s Graduate School of Business and a B.S in Accounting from the University of Utah.
There are no family relationships between Mr. LeClaire and any of the officers or directors of the Company. Mr. LeClaire has not engaged in any related party transactions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE VENTURES INCORPORATED

	By:	/s/ Jon Isaac
Name: Jon Isaac
Title: Chief Executive Officer

Dated: July 3, 2025
3